Company Contact:
Paul Dascoli
Chief Financial Officer
(614) 474-4300

Media Contact:
Barbara Coleman
Corporate Communications
(614) 474-4083, bcoleman@express.com
Investor Contacts:
ICR, Inc.
Allison Malkin / Anne Rakunas
(203) 682-8200 / (310) 954-1113

EXPRESS ANNOUNCES PETER SWINBURN APPOINTMENT TO THE BOARD

Columbus, Ohio February 21, 2012 - Express, Inc. (NYSE: EXPR), a specialty retail apparel chain operating over 600 stores, today announced that Peter Swinburn has been appointed to its Board of Directors as a Class I director, effective February 21, 2012. Mr. Swinburn is Chief Executive Officer and President of Molson Coors Brewing Company. Michael Weiss, Chairman of the Board and the Company's President and Chief Executive Officer commented: “I am delighted to welcome Peter to the Board. Peter's extensive global brand marketing and international operations experience from his various executive roles at a large, multinational beverage company will provide unique insights to Express as we deliver on our international expansion plans.”

Mr. Swinburn has served as Chief Executive Officer and President as well as a director of Molson Coors Brewing Company since July 2008. Prior to July 2008, he served in various executive roles throughout the Molson Coors organization and has overseen at different times the U.S., United Kingdom and international businesses for Molson Coors. With more than thirty-seven years in the global beer industry, Mr. Swinburn has successfully established a worldwide presence for Molson Coors by growing brands in established and emerging markets across the globe.

Due to Mr. Swinburn's extensive knowledge in a number of other important areas, including corporate governance, strategic planning and leadership he will also serve on the Company's Compensation and Governance Committee.

Following this announcement, the Board will include six members, four of whom are independent, and each of whom possesses significant professional experience, particularly in the financial, retail and business services sectors both domestically and internationally. The Company continues its search to add additional independent board members.

About Express, Inc.:
Express is a specialty apparel and accessories retailer of women's and men's merchandise, targeting the 20 to 30 year old customer. The Company has over 30 years of experience offering a distinct combination of fashion and quality for multiple lifestyle occasions at an attractive value addressing fashion needs across work, casual, jeanswear, and going-out occasions. The Company currently operates over 600 retail stores, located primarily in high-traffic shopping malls, lifestyle centers, and street locations across the United States, in Canada and in Puerto Rico, and also distributes its products through the Company's e-commerce website, www.express.com.

Forward-Looking Statements:

Certain statements in this press release are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that do not directly relate to any historical or current fact and include, but are not limited to, plans to appoint additional directors to the Board and international expansion plans. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are (1) changes in consumer spending and general economic conditions; (2) our ability to identify and respond to new and changing fashion trends, customer preferences and other related factors; (3) fluctuations in our sales and results of operations on a seasonal basis and due to store events, promotions and a variety of other factors; (4) increased competition from other retailers; (5) the success of the malls and shopping centers in which our stores are located; (6) our dependence upon independent third parties to manufacture all of our merchandise; (7) our growth strategy, including our international expansion plan; and (8) our dependence on a strong brand image. Additional information concerning these and other factors can be found in Express, Inc.'s filings with the United States Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.